EXHIBIT 10.43

ASSIGNMENT AND MODIFICATION AGREEMENT

This  assignment  and  modification agreement  (the  "Agreement") is  made  by  and  among  MEDICAL CARE  TECHNOLOGIES, INC. (the "Issuer"), C. Wang (the "Non Affiliate  Debtholder") and Atlas Equity Offshore, Ltd (the "Investor"), on May 21, 2012. (The Issuer, the Non Affiliate Debtholder  and the Investor are sometimes  referred to in this Agreement singly as a "Party" or collectively  as the "Parties.")
RECITALS

WHEREAS,  the Issuer  desires  to fulfill  debt obligations  owed  to the Non Affiliate  Debtholder  in the principal  amount of $25,000  owed (the "Debt"), as represented by the revised promissory  note of even date (the ''Note"), attached as Exhibit A; and

WHEREAS, the Issuer owes the Non Affiliate Debtholder $25,000 as evidenced by the Convertible Promissory Note (the "Note") dated November 17, 20ll; and

WHEREAS, the Investor will purchase  the entire Note from the Non Affiliate Debtholder; and

WHEREAS,  the Issuer and the Non Affiliate  Debtholder  are willing to act as surety to the Investor for the fulfillment of the assignment of the Debt as a material inducement to the Investor; and

WHEREAS,  the Parties  desire to modify the existing  Debt with new terms  and conditions,  which  reasonable  terms and conditions  are hereby agreed to by the Issuer and the Non Affiliate Debtholder  as a material inducement; and

WHEREAS, to effectuate this understanding, the Parties agree to enter this Agreement;

NOW THEREFORE, in consideration of the mutual promises  and agreements  contained  in this Agreement,  and intending  to be legally bound, the Parties agree as follows:

I.
Assignment of Debt. The Non Affiliate Debtholder hereby assigns the Debt to the Investor from the inception of the Debt, together with unpaid accrued interest on the Debt (the "Assignment") as represented by the Note.

1.1.	The Issuer hereby accepts the Assignment;

1.2.	As consideration for the Assignment, contemporaneously with the consummation of this Agreement, the Investor will pay theNon Affiliate Debtholder cash consideration of $25,000.

1.3.	The Issuer confmns that the Non Affiliate Debtholder had advanced funds to the Issuer and/or had provided the services to the Issuer represented by the Debt on or before May 17, 2012, and agrees, acknowledges, consents and stipulates, that full consideration has been rendered for said Debt and hereby waives any and all objections thereto.

1.4.	THE ISSUER AGREES TO BE SOLELY LIABLE WITH FULL RECOURSE IN THE EVENT OF DEFAULT TO INVESTOR UNDER THlS AGREEMENT OR THE NOTE.

2.	Modification of Terms and Conditions of the Debt. The terms of this Agreement shall govern and supersede the original instruments representing the Debt. If there are any conflicts between the provisions of this agreement and the provisions of the Note, attached as Exhibit A, the provisions of this Agreement will govern.

2.1.	The Note shall be payable in 12 months from the date of this Agreement; interest will accrue on the principal amount at the rate of 12% per annum (the "Rate"), simple interest; the principal amount plus any accrued interest will be convertible into common stock of the Issuer (the "Common Stock'') at a price which is a 50% discount from the lowest closing bid price in the fifteen days prior the day that the Investor requests conversion (the "Conversion Price"). (The Common stock into which the Note is converted shall be referred to in this agreement as "Conversion Shares."). The Issuer will not be obligated to issue fractional Conversion Shares. In accordance with the terms and conditions of this Agreement, the Conversion Shares shall be issued under applicable exemptions provided under Rule 144, Regulation D, and/or other available exemptions, and as a result the Conversion Shares shall be issued without a restrictive legend, commonly referred to as free trading or unrestricted shares (Referred to in this agreement as "Unrestricted Shares.")

2.2.	Fractional Conversion. The Investor may convert the Note in whole or in part into Conversion Shares in the sole discretion of the Investor. In case of a partial conversion, the remaining principal amount of the Note will continue to accrue interest at the Rate until converted into Conversion Shares or paid.

2.3.	Prepayment. At any time that the Note remains outstanding, upon three business days' written notice (the Prepayment Notice") to the Investor, the Issuer may pay 150% of the entire outstanding principal amount of the Note plus any accrued but unpaid interest. If the Issuer gives written notice of prepayment, the Investor continues to have the right to convert principal and interest on the Note into Conversion Shares until three business days elapses :from the Prepayment Notice.

2.4.	Anti-Dilution. If, at any time the Note is outstanding, the Issuer issues Common Stock, or grants options or warrants, at a price per share that is less than the Conversion Price on the date of such issuance or grant, the Conversion Price will be adjusted to such lower price for the remainder of the term of the Note.

2.5.	Default Provisions. If the Issuer defaults, as defmed in section 2.6, below, the Investor shall have the right to call for adequate assurances from both the Issuer and the Non Affiliate Debtholder reasonable and prudent as circumstances warrant. Failure to produce such adequate assurances within a reasonable time shall result in the default remedies detailed below.

2.6.	A default shall be deemed to have occurred upon any one of the following events:

2.6.1.	Withdrawal from registration of the Issuer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), either voluntary or involuntary.

2.6.2.	Issuer filing for bankruptcy protection under the federal bankruptcy laws, the calling of a meeting of creditors, or any act of insolvency under any state law regarding insolvency, without written notification to the Investor within five business days of such filing, meeting or action.

2.6.3.	The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring or issuing (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.

2.6.4.	Failure to pay the principal and unpaid but accrued interest on the Note when due.

2.6.5.	Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

2.6.6.
Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

2.6.7.	The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

2.6.8.	The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

2.6.9.	In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not linllted to the provision to irrevocable reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Holder and the Borrower.

2.6.10.	The failure by Borrower to pay any and all Post-Closing Expenses as defmed in section 7.4.

2.7.
Default remedies. Upon the occurrence and during the continuation of any Event of Default specified in Section 2.6.4 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 2.6.3, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGTAIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 2.6.4 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note, 2.6.1, 2.6.2, 2.6.5, 2.6.6, 2.6.7, 2.6.8, and/or 2.6.9 exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified in the remaining sections of Section 2.6 (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 2.6.4 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and (y) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of such breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date, multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at low or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Co=on Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

2.8.
Denovo of Debt and Extension of Payment Period. The Issuer hereby renews and affirms the Debt as a legally binding obligation of the Issuer, regardless of any termination date or statute of limitation, and hereby extends the Debt for one year from the date of this Agreement, or until the satisfaction of the Debt with all accrued interest.

2.9.
Registration Rights. The Issuer hereby grants the right to the Investor, at Investor's expense, to require Issuer to register any and all issuances, past, present and future, directly connected to this specific Debt. If the Investor shall request the registration, the Issuer shall begin the registration process within 30 days and the Investor shall have the following rights:

2.10.
Recoupment of Registration Fees. If the Investor shall invoke his rights under section 2.9 of this Agreement, the Issuer shall reimburse to the Investor all fees, costs, and disbursements, inclusive of attorney's fees, paid for by Investor, in co=on stock under the same terms and conditions provided for herein.

3.
Jurisdiction and Venue. The Parties agree that this Agreement shall be construed solely in accordance with the laws of the State of Florida, notwithstanding its choice or conflict of law principles, and any proceedings arising among the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in Miami, Florida.

4.
Legal Opinion. The Issuer's counsel has provided an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption.

5.
Conditions. The Issuer acknowledges the Investor's participation in respect to this Agreement is on a conditions permitting basis. In the event that the transaction risk profile substantially changes, market pricing or implied volatility substantially change, due diligence raises concerns or any other conditions material to the successful closing of the transaction change, the Investor reserves the right to terminate the Agreement at any time before delivering to the Non Affiliate Debtholder the cash consideration as described hereof.

6.	Representation and Warranties.

6.1.	Issuer. The Issuer hereby represents and warrants the following:

6.1.1.	The Issuer will reserve for issuance sufficient shares of authorized but unissued Co=on Stock for the issuance of the Conversion Shares.

6.1.2.	All funds advanced to Issuer by the Non Affiliate Debtholder and all services rendered by the Non Affiliate Debtholder constituting the Debt have been fully rendered for legitimate business purposes.

6.1.3.
Upon conversion at any time following the date hereof, the shares converted in accordance with this Agreement shall be issued unrestricted  pursuant to exemptions  provided under Rule 144, Regulation D, and/or other available exemptions.

6.2.	Non Affiliate Debtholder -The Non Affiliate Debtholder hereby represents and warrants the following:

6.2.1.	The Non Affiliate Debtholder will if necessary assist the Investor in obtaining a legal opinion regarding the trading status of the Conversion Shares.

6.2.2.	All funds advanced to Issuer by the Non Affiliate Debtholder and/or all services constituting the debt have been fully rendered for legitimate business purposes.

7.	Miscellaneous.

7.1.
Counterparts. This  Agreement  may  be executed  in any  number  of counterparts  by original,  facsimile  or email signature.  All executed  counterparts shaH constitute  one Agreement  not withstanding that all signatories  are not signatories to the original  or the same counterpart. Facsimile and scanned signatures are considered original signatures.

7.2.
Severability. This Agreement  is not severable. If any term in this Agreement is found by a court of competent jurisdiction  to be unenforceable, then the entire Agreement  shall be rescinded,  the consideration proffered  by the Investor  for the remaining  Debt acquired  by Investor  not converted  by the Investor  in accordance with this Agreement  shall  be returned  in its entirety  and any Conversion Shares in the possession or control of the Investor shall be returned to the Issuer.

7.3.
Legal Fees. Except  as provided in Section  4 of this agreement,  each Party will bear its own legal expenses  in the execution  of this Agreement. If the Issuer defaults  and the Investor is required to expend funds for legal fees and expenses, such costs will be reimbursed  to the Investor, solely by the Issuer and the Non Affiliate Debtholder, in the manner described  in Section 2.10 herein.

7.4.
Post-Closing Expenses. The Issuer will bear any and all miscellaneous  expenses that may arise as a result of this Agreement post-closing. These expenses include, but are not limited to, the cost oflegal opinion production, transfer agent fees, equity issuance fees, etc. The failure to pay any and all Post-Closing Expenses will be deemed a default as described  in Section 2.6.10 herein.

7.5.	Modification. This Agreement and the Note may only be modified in a writing signed by all Parties.

lN WTINESS  WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

MEDICAL CARE TECHNOLOGIES, JNC.	ATLAS EQUITY OFFSHORE, LTD

By:	By:
Ning Wu, President	Allen Siiersteill
Managing Member

By:
C. Wang, Non Affiliate Debtholder